Calculation of Filing Fee Tables
S-1
Turn Therapeutics Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001 per share	457(a)	5,807,793	$ 8.12	$ 47,159,279.16	0.0001381	$ 6,512.70
Fees to be Paid	2	Equity	Common stock, par value $0.0001 per share, underlying GEM Warrants	457(a)	1,192,207	$ 8.12	$ 9,680,720.84	0.0001381	$ 1,336.91
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 56,840,000.00		$ 7,849.61
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 7,849.61
Offering Note
[1]	Represents shares of our common stock, $0.0001 par value per share ("common stock") that will be offered for resale by the selling stockholders identified in the prospectus to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is also registering an indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low sales price of our common stock as reported by Nasdaq Global Market on October 8, 2025.

[2]	See Offering Note 1. Represents 1,192,207 shares of common stock that may be issued upon the exercise of the warrants ("GEM Warrants") issued to GEM Yield Bahamas Limited ("GYBL") under the terms of the Share Purchase Agreement between us, GEM Global Yield LLC SCS and GYBL, dated as of August 29, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A